UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Nano-Proprietary, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, If other than the Registrant)

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3006 Longhorn Blvd., Suite 107, Austin, TX 78758
Phone (512) 339-5020, Fax (512) 339-5021, WWW.NANO-PROPRIETARY.COM

August 7, 2007

Dear Shareholders:

2007 has been a period of significant change for NPI. Little is the same as the past; we have new management, a changed business strategy and a focus on core business results. You will also notice that we have nominated three new Directors. I am dedicated to having a Board of significant depth that can make a meaningful contribution to the success of the Company, and this is part of that process. All this is coupled with my commitment to make realistic projections that the company can achieve.

The transition outlined above hasn't been without pain, and this pain has been perhaps most evident in the stock price; however, I believe as our core business results continue to improve from those already reported, the stock will rise to reflect the long term value of the company.

Our financial position is the best that it has ever been. Our cash position is strong and we have no need to raise equity for the foreseeable future. With only two quarters of 2007 reported, our revenues are 90% of what we reported for the past 3 years in total, our revenue backlog is substantial, and we have many other exciting opportunities in the works. I think you will agree we are making progress.

I invite you to join us on September 11, 2007 to vote on our proposals and more importantly to allow us to share our strategy with you and to allow you to address questions directly to the management team. If you can’t make the meeting, please return your proxy card so your vote can be counted.

Very truly yours

Thomas F. Bijou
Chief Executive Officer
Nano-Proprietary, Inc.

NOTICE OF NANO-PROPRIETARY, INC. ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 11, 2007

To Our Shareholders:

You are cordially invited to attend the 2007 Annual Meeting of Shareholders of Nano-Proprietary, Inc. (the "Company" or "Nano-Proprietary") at the Addison Conference Center, 15650 Addison Road, Addison, TX 75001, on Tuesday, September 11, 2007, at 10:00 a.m., Central Daylight Time. At the Nano-Proprietary 2007 Annual Meeting, shareholders will consider and act on the following matters described in more detail in the accompanying proxy statement:

1.	Election of Directors;

2.	To approve a proposal to amend the Company’s Amended and Restated Articles of Incorporation to eliminate the classification of the Board of Directors;

3.	To approve a proposal to amend the Company’s Amended and Restated Bylaws to eliminate the classification of the Board of Directors;

4.	To approve a proposal to amend the Company’s Amended and Restated 2002 Equity Compensation Plan to increase the number of shares authorized by such plan by 2,000,000 shares to 10,000,000 shares;

5.	To ratify the appointment of Sprouse & Anderson, L.L.P. as the Company’s independent public accountants for the fiscal year ending December 31, 2007; and

6.	To transact such other business as may properly be presented at the meeting or any adjournments thereof.

Our Board of Directors unanimously recommends a vote FOR Items 1, 2, 3, 4, and 5 described above.

Our Board of Directors has fixed August 7, 2007, as the "record date" for determining shareholders entitled to notice of and to vote at the 2007 Annual Meeting. Only shareholders of record as of the record date will be entitled to notice of and to vote at the 2007 Annual Meeting or any adjournment thereof. The proxy statement and accompanying proxy card will first be sent to shareholders beginning August 10, 2007.

For entry to the 2007 Annual Meeting, each shareholder may be asked to present valid picture identification, such as a driver’s license. Shareholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

For ten days before the date of the 2007 Annual Meeting, a complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relating to the meeting during ordinary business hours at the Company’s executive offices at 3006 Longhorn Boulevard, Suite 107, Austin, Texas 78758.

By Order of the Board of Directors /s/ Thomas F. Bijou Thomas F. Bijou Chief Executive Officer

Date: August 7, 2007

WHETHER OR NOT YOU EXPECT TO ATTEND THE 2007 ANNUAL MEETING OF SHAREHOLDERS IN PERSON, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE TO ENSURE YOUR REPRESENTATION AT THE 2007 ANNUAL MEETING OF SHAREHOLDERS. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE 2007 ANNUAL MEETING OF SHAREHOLDERS. IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE (I.E., “STREET NAME”), YOU WILL NEED TO OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE AND BRING TO THE MEETING A PROXY ISSUED IN YOUR NAME, AUTHORIZING YOU TO VOTE THE SHARES.

NANO-PROPRIETARY TECHNOLOGY INC.
 2007 ANNUAL MEETING OF SHAREHOLDERS
 TO BE HELD ON SEPTEMBER 11, 2007

Appendix A	Amendment to the Amended and Restated Articles of Incorporation
Appendix B	Amendment to the Amended and Restated Bylaws
Appendix C	Amendment to the Amended and Restated 2002 Equity Compensation Plan

NANO-PROPRIETARY, INC.
3006 Longhorn Boulevard, Suite 107
Austin, Texas 78758

PROXY STATEMENT

This proxy statement contains information and is furnished in connection with the solicitation by the Board of Directors of Nano-Proprietary, Inc., a Texas corporation (the “Company”), of proxies for use at the 2007 Annual Meeting of Shareholders of the Company to be held on Tuesday, September 11, 2007, at Addison Conference Center, 15650 Addison Road, Addison, TX 75001, on Tuesday, September 11, 2007 at 10:00 a.m., Central Daylight Time, and at any adjournment of the 2007 Annual Meeting. This proxy statement and accompanying proxy card are first being mailed to shareholders on or about August 10, 2007.

QUESTIONS AND ANSWERS ABOUT THE 2007 ANNUAL MEETING

Q:	WHAT IS THE PURPOSE OF THE 2007 ANNUAL MEETING?

A:	At the 2007 Annual Meeting, shareholders will act upon the matters outlined in the Notice of 2007 Annual Meeting of Shareholders on the cover page of this proxy statement, including:

•	the election of Directors;

•	a proposal to amend the Company’s Amended and Restated Articles of Incorporation to eliminate the classification of the Board of Directors;

•	a proposal to amend the Company’s Amended and Restated Bylaws to eliminate the classification of the Board of Directors;

•	a proposal to amend the Company’s Amended and Restated 2002 Equity Compensation Plan to increase the number of shares authorized by such plan by 2,000,000 shares to 10,000,000 shares; and

•	the ratification of the appointment of Sprouse & Anderson, L.L.P. as the Company’s independent public accountants for the fiscal year ending December 31, 2007.

We are not aware of any other matters to be presented at the 2007 Annual Meeting; however, the holders of the proxies will vote in their discretion on any other matters properly presented.

In addition, our management will report on the current operations of the Company and respond to questions from shareholders.

Q:	WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY CARD?

A:
We sent you this proxy statement and the enclosed proxy card because the Board of Directors of the Company is soliciting your proxy to vote your shares at the 2007 Annual Meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission ("SEC") and is designed to assist you in voting.

Q:	WHEN AND WHERE WILL THE ANNUAL MEETING BE HELD?

A:	The 2007 Annual Meeting will be held at the Addison Conference Center, 15650 Addison Road, Addison, TX 75001, on Tuesday, September 11, 2007 at 10:00 a.m., Central Daylight Time.

Q:	WHO IS ENTITLED TO NOTICE OF AND TO VOTE AT THE 2007 ANNUAL MEETING?

A:
Our Board of Directors has fixed the close of business on August 7, 2007, as the “record date” for the determination of shareholders who are entitled to notice of the 2007 Annual Meeting and who are entitled to vote at that meeting. Only those shareholders who owned shares of the Company’s common stock as of the record date are entitled to notice of and to vote at the 2007 Annual Meeting.

Q:	WHAT ARE THE VOTING RIGHTS OF THE COMPANY’S SHAREHOLDERS?

A:	The holders of our common stock will vote on all matters to be acted upon at the 2007 Annual Meeting.

Q:	HOW MANY SHARES CAN VOTE?

A:
As of August 7, 2007, we had 107,168,549 outstanding shares of common stock and approximately 365 beneficial shareholders of record of such stock. Every shareholder is entitled to one vote for each share of the Company’s common stock held by such shareholder on the record date.

Q:	HOW DO I VOTE AND WHO WILL VOTE MY PROXY?

A:
If you properly complete, sign and return the accompanying proxy card, it will be voted as you direct. Thomas F. Bijou, our Chief Executive Officer, and Douglas P. Baker, our Chief Financial Officer, the persons named as proxies on the proxy card accompanying this proxy statement, will vote each properly executed and returned proxy as indicated on the directions of the returned proxy. If no direction is indicated, the proxy will be voted in accordance with the recommendations of our Board of Directors contained in this proxy statement. Mr. Bijou and Mr. Baker were selected by our Board of Directors to serve in this capacity.

Even if you plan to attend the 2007 Annual Meeting, your plans may change, so it is a good idea to complete, sign and return your proxy card in advance of the 2007 Annual Meeting. “Street name” shareholders who wish to vote at the 2007 Annual Meeting will need to obtain a proxy from the institution that holds their shares. If you attend the 2007 Annual Meeting you will, of course, be allowed to vote in person.

Q:	CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

A:
The Company has not established procedures to allow telephone or electronic voting through the Internet. We may do so for future shareholder meetings if we determine that the added convenience to our shareholders would justify the additional costs associated with these voting methods. At this time, if you are a record holder, you may vote only by returning a properly executed proxy card or by voting in person at the 2007 Annual Meeting. If you hold your shares in a brokerage account or in “street name”, your brokerage may have established procedures for telephone or electronic voting.

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A:	It means that you have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q:	CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

A:
Yes. Even after you have submitted your proxy, you may revoke the proxy and you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of the Company either a written notice of revocation or duly executed proxy bearing a later date or by attending the meeting and voting the shares in person. No such notice of revocation or later-dated proxy, however, will be effective until received by our Corporate Secretary at or prior to the meeting. Unless the proxy is revoked, the shares represented by the proxy will be voted at the meeting or any adjournment of the meeting. The giving of the proxy does not affect the right to vote in person should you attend the meeting, although attendance at the meeting will not by itself revoke a previously granted proxy.

Q:	WHAT IS A "QUORUM"?

A:
The presence at the 2007 Annual Meeting of at least a majority of the outstanding shares of our common stock as of the record date, whether present in person or by proxy, will constitute a "quorum." A quorum must be present at the 2007 Annual Meeting to permit the conduct of business. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some or all of the matters to be acted upon at the 2007 Annual Meeting. If you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will be counted to determine whether there is a quorum.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

A:
Election of Directors (Proposal 1). The nominees for election for each respective Class of the Board of Directors receiving the highest number of affirmative votes will be elected as members of the Company’s Board of Directors. Votes withheld from any director are counted for purposes of determining the presence of a quorum but have no other legal effect under Texas law.

Reclassification of the Board of Directors (Proposal 2 and 3). Approval of the proposal to amend our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws to eliminate the classification of the Board of Directors requires the affirmative vote of a majority of our issued and outstanding shares of common stock.

Amendment of the Amended and Restated  2002 Equity Compensation Plan (Proposal 4). Approval of the proposal to amend our Amended and Restated 2002 Equity Compensation Plan to increase the number of authorized shares requires the affirmative vote of a majority of the votes present and voting at the 2007 Annual Meeting.

Ratification of Independent Auditors (Proposal 5). Approval of the proposal to ratify the selection of Sprouse & Anderson, L.L.P. as the Company’s independent auditors for the fiscal year ending December 31, 2007, requires the affirmative vote of a majority of the votes present and voting at the 2007 Annual Meeting.

For the proposals scheduled to be voted upon at the 2007 Annual Meeting, “withheld” votes on Directors, abstentions and shares held by a broker that the broker fails to vote (“broker non-votes”) are all counted to determine whether there is a quorum, but are not counted for or against the matters being considered. Accordingly, abstentions and broker non-votes will both have the effect of negative votes on each of Proposals 2, 3, 4 and 5.

Q:	HOW WILL VOTES BE COUNTED?

A:
Donald T. Locke, our outside legal counsel, will act as election inspector and in that capacity will tabulate the votes cast in person or by proxy at the 2007 Annual Meeting and will determine whether or not a quorum is present. The election inspector will treat abstentions as shares that are present and entitled to vote to determine the presence of a quorum but as unvoted to determine the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter but will be counted for purposes of determining the presence of a quorum.

Q:	WHO IS PAYING THE COST FOR THIS PROXY SOLICITATION AND HOW IS THE SOLICITATION PROCESS BEING CONDUCTED?

A:
The Company will pay all the costs of this proxy solicitation. We do not anticipate that the costs and expenses incurred in connection with this proxy solicitation will exceed those normally expended for a proxy solicitation relating to the matters to be voted on at this 2007 Annual Meeting. We will, upon request, reimburse brokers, banks and similar organizations for out-of-pocket and reasonable clerical expenses incurred in forwarding proxy material to their principals.

In addition to the solicitation of proxies by use of the mails, our directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication. None of our directors or employees will receive additional compensation for any such solicitation.

Q:	WHEN ARE THE SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING OF SHAREHOLDERS DUE?

A:
All shareholder proposals to be considered for inclusion in our proxy statement for the Company’s 2008 annual meeting must be received by March 31, 2008. The submitted proposals must be in compliance with applicable laws and regulations and follow the procedures prescribed in the SEC’s Rule 14a-8 to be considered for possible inclusion in the proxy materials. Proposals must be submitted in writing to:

Nano-Proprietary, Inc. 3006 Longhorn Boulevard Suite 107 Austin, Texas 78758 Attn : Douglas P. Baker Chief Financial Officer

Q:	WHAT ARE OUR BOARD OF DIRECTORS’ RECOMMENDATIONS?

A:
Unless you give other instructions on your proxy card, the persons named above as proxies will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors’ recommendations are set forth together with the description of each item in this proxy statement. In summary, our Board of Directors recommends a vote:

•	For the approval of all of the Directors nominated;

•	For the approval of the amendment to the Company’s Amended and Restated Articles of Incorporation to eliminate the classification of the Board of Directors.;

•	For the approval of the amendment to the Company’s Amended and Restated Bylaws to eliminate the classification of the Board of Directors.;

•	For the approval of the amendment to the Company’s Amended and Restated 2002 Equity Compensation Plan to increase the number of authorized shares under such plan by 2,000,000 to 10,000,000 shares; and

•	For the ratification of Sprouse & Anderson, L.L.P. as the Company’s independent accountants for the Company’s fiscal year ending December 31, 2007.

With respect to any other matter that properly comes before the 2007 Annual Meeting, the proxy holder(s) will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

Q:	DO I HAVE DISSENTER’S RIGHTS?

A:
No. The taking of the actions proposed at the 2007 Annual Meeting will not entitle any shareholder to dissent and demand a right of appraisal or payment for its shares under the Texas Business Organization Code.

Q:	HOW DO I OBTAIN MORE INFORMATION ABOUT THE COMPANY?

A:
We file annual, quarterly and special reports and other information with the SEC. Copies of these reports may be obtained on our website at www.nano-proprietary.com . You may also read and copy any of these documents at the Commission’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Copies of this material may be obtained by mail at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may read and download the filings of the Company over the Internet at the Commission’s website at http://www.sec.gov . You may also request copies by contacting our Chief Financial Officer at (512) 339-5020 or c/o of the Company at 3006 Longhorn Boulevard, Suite 107, Austin, Texas 78758. Our common stock is listed on the NASDAQ Over-the-Counter Bulletin Board under the symbol “NNPP”

CERTAIN BENEFICIAL OWNERSHIP

The only persons or entities thought to be the beneficial owner of 5% or more of the outstanding voting stock of the common stock of Nano-Proprietary, Inc. stock as of August 7, 2007, are listed below. For the purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the SEC to mean generally the power to vote or dispose of securities, regardless of any economic interest therein. The number of shares owned is based on the most recent public filings by the beneficial owners.

	Beneficial Ownership	Percent of Outstanding Common Stock

Pinnacle Fund, L.P.	9,368,946	8.74%
Barry Kitt, General Partner 4965 Preston Park Blvd., Suite 240 Plano, TX 75093

SECURITY OWNERSHIP OF MANAGEMENT

Set forth below is certain information with respect to beneficial ownership of Nano-Proprietary’s common stock as of August 6, 2007, by each Director, each Named Executive Officer and by the directors and executive officers as a group. Unless otherwise indicated, each person or member of the group listed has sole voting and investment power with respect to the shares of common stock listed.

Name	Options Included in Beneficial Ownership (1)	Common Stock Beneficial Ownership	Percentage of Class
Dr. Robert Ronstadt	175,000	186,450	*
Bradford S. Lamb	-	89,944	*
Thomas F. Bijou	150,000	308,429	*
Howard Westerman	-	187,040	*
Marc W. Eller (2)	454,167	481,667	*
Eddie Lee (2)	166,667	166,667	*
Ronald J. Berman	735,000	1,154,925	1.07%
Dr. Zvi Yaniv	760,000	956,000	*
Douglas P. Baker	725,000	784,500	*
All Executive Officers and Directors as a group (9 persons)	3,165,834	4,315,622	3.87%

*	Less than 1%

(1)
This column lists shares that are subject to options exercisable within sixty (60) days of August 6, 2007, and are included in common stock beneficial ownership pursuant to Rule 13d-3(d)(1) of the Exchange Act.

(2)	Directors Lee and Eller are not seeking re-election at the 2007 Annual Meeting.

 BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

Corporate Governance

The Company’s Board of Directors believes that good corporate governance is important to ensure that the Company is managed for the long-term benefit of its shareholders. During the past year, the Company’s Board of Directors has continued to review its governance practices. This section describes key corporate governance guidelines and practices that the Company has adopted. Complete copies of the committee charters and Code of Ethics described below are available on the Company’s website at www.nano-proprietary.com. Alternatively, shareholders may request a copy of any of these documents by writing to Nano-Proprietary, Inc., 3006 Longhorn Boulevard, Austin, Texas 78758, Attn: Chief Financial Officer.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Mr. Lee (who is not standing for re-election) and Mr. Berman. Neither of them is or has been an officer or employee of Nano-Proprietary, nor does either have any relationships requiring disclosure under Item 404 of Regulation S-K. No interlocking relationship existed during the fiscal year ended December 31, 2006, between Nano-Proprietary’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

Code of Ethics

We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934 (the “Exchange Act”). This Code of Ethics applies to all directors, officers, and employees of the Company. A copy of this Code of Ethics is publicly available on our website at www.nano-proprietary.com.

Board Meetings and Attendance

The Board of Directors met 6 times during the fiscal year ending December 31, 2006 (“Fiscal 2006”), either in person or by teleconference. During Fiscal 2006, each Director attended at least 75% of the aggregate number of Board meetings and the number of meetings held by all committees on which he then served.

 Shareholder Director Nominating Procedures

The Company does have a procedure in place for holders of the Company‘s common stock to recommend nominees to the Company’s Board of Directors. These procedures are set forth in Article 9(b) of the Company’s Amended and Restated Articles of Incorporation (the “Restated Articles”). A copy of the Company’s Restated Articles is filed as Exhibit 3(I) to the Company’s Annual Report on Form 10-K for Fiscal 2006. As set forth in Article 9(b) of the Restated Articles, only persons who are nominated in accordance with the procedures set forth in that Article are eligible for election as Directors of the Company. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders by or at the direction of the Board of Directors or by any shareholder of the Company entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in Article 9(b). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Corporate Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company which are beneficially owned by such person, and (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serve as a Director if elected); and (ii) as to the shareholder giving the notice, (1) the name and address, as they appear on the Company’s books, of such shareholder and (2) the class and number of shares of the Company which are beneficially owned by such shareholder. No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in Article 9(b) of the Restated Articles. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed herein, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Committees

The Board of Directors has three committees, each of which operates under a charter that has been approved by the Board of Directors. Current copies of each committee’s charter are posted on the Company’s website, www.nano-proprietary.com. The Audit Committee currently consists of Mr. Lamb and Mr. Westerman. The Compensation Committee currently consists of Mr. Lee and Mr. Berman. The Nominating and Corporate Governance Committee currently consists of Dr. Ronstadt and Mr. Berman.

Communicating with the Independent Directors

The Board of Directors will give appropriate attention to written communications that are submitted by shareholders and will respond if and as appropriate. The Chairman of the Board or the Chairman of the Nominating and Corporate Governance Committee, with the assistance of the Company’s Chief Financial Officer, is primarily responsible for monitoring communications from shareholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board or the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications.

Shareholders who wish to send communications on any topic to the Board of Directors should address such communications to Board of Directors, c/o Chief Financial Officer, Nano-Proprietary, Inc., 3006 Longhorn Boulevard, Suite 107, Austin, Texas, 78758.

  Board Determination of Independence

The Board annually determines the independence of directors. No director is considered independent unless the Board has determined that he or she has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

Under the rules of the Securities and Exchange Commission, the Company is required to disclose whether the members of our Board are independent using the definition of a national securities exchange selected by it and approved by the Commission (even though the Company is not listed on such exchange). Nano-Proprietary has chosen to use the definition used by the American Stock Exchange, Section 121.A. The Company has determined that none of Mr. Westerman, Mr. Lamb, Dr. Ronstadt and Mr. Berman has any material relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” under the rules of the AMEX.

Audit Committee; Audit Committee Financial Expert

   Nano-Proprietary’s Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Its responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of the Company’s independent registered public accounting firm;

•
overseeing the work of the Company’s independent registered public accounting firm, including through the receipt and consideration of certain reports from the independent registered public accounting firm;

•	reviewing and discussing with management and the Company’s independent registered public accounting firm the Company’s annual and quarterly financial statements and related disclosures;

•	monitoring the Company’s internal control over financial reporting, disclosure controls and procedures and Code of Ethics;

•	discussing the Company’s risk management policies;

•
establishing policies regarding hiring of present or former partners, shareholders, principals or employees of the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with the Company’s internal auditing staff, independent registered public accounting firm and management; and

•	preparing the audit committee report required by SEC rules (which is included below in this proxy statement under the “Report of The Audit Committee of the Board of Directors”).

The current members of the Audit Committee are Mr. Westerman and Mr. Lamb. The Audit Committee met four (4) times during Fiscal 2006.

The Board of Directors has determined that Mr. Westerman is an “audit committee financial expert” under applicable SEC rules and that both members of our audit committee qualify as “independent” as defined under applicable SEC rules.

Compensation Committee

The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to CEO compensation;

•	determining the CEO’s compensation;

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of the Company’s other executive officers;

•	overseeing an evaluation of the Company’s senior executives;

•	overseeing and administering the Company’s cash and equity incentive plans; and

•	reviewing and making recommendations to the Board with respect to director compensation.

The current members of the Compensation Committee are Mr. Berman and Mr. Lee. The Compensation Committee met seven (7) times during Fiscal 2006.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become Board members;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to management succession planning;

•	developing and recommending to the Board corporate governance principles; and

•	overseeing an annual evaluation of the Board.

The current members of the Nominating and Corporate Governance Committee are Dr. Ronstadt and Mr. Berman. The Nominating and Corporate Governance Committee met two times during Fiscal 2006.

Certain Relationships and Related Transactions

It is our written policy that all material related party transactions be approved by the Board of Directors, with any member of the Board affected by the related party transaction abstaining from the vote.

In October 1998, EBT entered into a Patent Assignment and Royalty Agreement with Advanced Technology Incubator, Inc., (“ATI”) a corporation based in Austin, Texas and owned by Dr. Zvi Yaniv, the Company’s President and Chief Operating Officer. Under the terms of the agreement, ATI agreed to assign U.S. Patent No. 5,469,187 related to certain LCD technology to EBT in exchange for an initial payment of $200,000. In addition, ATI was entitled to receive a royalty of 5% of gross revenue related to products using this patent. EBT could terminate this assignment at any time upon 30 days written notice to ATI. The assignment could have been terminated by ATI if, within two years of the first sale or lease of a display unit using this technology, cumulative royalty payments under the agreement did not total $500,000, or if payments did not equal $500,000 in any one-year period following the initial two-year period. If the assignment was terminated by ATI, EBT would have been granted a non-exclusive worldwide license to use the technology under terms similar to those contained in this agreement. There have been no sales or leases of display units using this technology; therefore, the two year period that could have resulted in minimum payments being due never started.

In 2006, we sold the intellectual property of EBT. The purchaser was interested in acquiring all intellectual property, including this patent, as part of the package, but not in assuming the agreement that we had with ATI. In order to complete the transaction, we were required to acquire the remaining interest in the patent and settle all potential future obligations to ATI. To do this, we issued 200,000 shares of our common stock, valued at $400,000 to ATI. We also paid $25,000 to ATI for additional services related to this transaction during the year.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Objectives of Compensation Program

The primary objective of our compensation program for employees, including our compensation program for executive officers, is to attract, retain, and motivate qualified individuals and reward them in a manner that is fair to all stakeholders. We strive to provide incentives for every employee that rewards them for their contribution to the Company, while at the same time promoting an ownership mentality.

Elements of Compensation

There are three main components to our compensation package - base salaries, bonuses, and stock based compensation. A fourth, less significant component is other benefits and perquisites. Our compensation program is designed to be competitive with other employment opportunities and to align the interests of all employees, including executive officers, with the long-term interests of our shareholders. For our executive officers, we link a much higher percentage of total compensation to incentive compensation such as bonus and stock based compensation than we do for other employees.

Factors unique to 2006

We had three separate chief executive officers during 2006. At the beginning of the year, our CEO of 10 years, Marc Eller expressed his desire to spend less time on day-to-day operations and focus on his role as Chairman. Accordingly, we retained a performance-based executive search firm, Christian & Timbers, to locate a new CEO. As a result of the search, we hired R.D. Burck as CEO, effective June 1, 2006. Mr. Burck resigned effective November 30, 2006, and effective December 1, 2006, we hired Thomas F. Bijou as our new CEO. In the context of this discussion, we will discuss CEO compensation generally, but also address differences as they relate to Mr. Eller, Mr. Burck, and Mr. Bijou.

Base Salaries

We provide our executive officers with a level of cash compensation that facilitates an appropriate lifestyle and provides a reasonable minimum compensation. We make this determination based on a variety of factors including professional accomplishments, level of education, past experience and scope of responsibilities. The actual amount of base salary paid to each named executive officer is set forth in the summary compensation table included later in this section. The salary level for both our chief executive officer and our chief operating officer was set at a rate of $250,000 per year at the beginning of 2005 and remained at that level in 2006. When Mr. Burck joined us in June 2006, his annualized salary was also at that rate. When Mr. Bijou joined us in December 2006, we entered into a slightly modified arrangement. Mr. Bijou is paid at an annualized rate of $288,000 per year; however that amount represents a combination of salary and management fee paid to an entity owned by Mr. Bijou. As part of the management fee, Mr. Bijou assumes responsibility for certain costs, including basic employee benefits that would normally be paid by us. We believe the amount that we pay Mr. Bijou is similar to the amounts paid to or on behalf our previous CEOs. The salary level for our chief financial officer was set at a rate of $180,000 per year at the beginning of 2005 and remained at that level for 2006. The base salary amounts for all three current executive officers for 2007 remains at 2006 levels.

Bonuses

We have a formula bonus plan covering all employees, including executive officers. This plan was established in 2004 and is based solely on the profitability of the company. This plan is designed to reward all employees when we are successful in reaching profitability. No bonuses have ever been paid under this plan, since we have incurred losses in each of the years since adoption of the plan. The maximum bonuses payable under this plan are $100,000 each for the chief executive and chief operating officers, and $75,000 for the chief financial officer. The maximum amounts would be payable if our net income is equal to, or exceeds $2.5 million. For purposes of this plan, net income is calculated using the accounting principles in effect at the time the plan was adopted, meaning stock based compensation using fair value as required by FAS 123R is excluded from the calculation. There are no minimum amounts payable under the plan and the target amounts are equal to the maximum amounts payable. The compensation committee of the board of the directors also has the power to award discretionary bonuses; however, no such bonuses have been granted since 2002 in the case of the CEO and the CFO, and since 2003 in the case of the COO.

Stock Based Compensation

All of our employees participate in our stock based compensation plans and receive awards of non-qualified stock options annually. We use non-qualified options because of the favorable tax treatment to us and the near universal expectation by employees in our industry that they will receive stock options. The overwhelming majority of these awards are performance based awards that only vest upon achievement of specific goals. For non-executive officer employees, these goals tend to be operational oriented goals relating to specific projects or potential projects. For executive officers, these goals are broad in nature and involve more substantial accomplishments. Following is a discussion of the option grants to executive officers.

In 2004, our then current CEO, Marc Eller; our COO, Dr. Zvi Yaniv; and our CFO, Doug Baker; all received performance based grants under a multi-year option program covering the years from 2004 to 2007. The goals associated with these options related to break-even in various years and certain revenue targets. To the extent that any of those grants did not vest because the associated goals were not achieved in the applicable time period, options associated with those goals expired. However an equal number of new performance based options were granted with new or similar goals. The goals associated with these options were related to break-even in various years and certain revenue targets.

During 2006, Mr. Eller, Dr. Yaniv, and Mr. Baker each received grants in connection with the program discussed in the previous paragraph. These grants replaced grants which expired unvested in 2006. These new grants vest based on two separate goals - break-even in 2007 using the same adjustment for stock based compensation as described in the bonus discussion and achievement of an earnings per share target. In Mr. Eller’s case, the new grants were made after he stepped down as CEO. Under normal circumstances, unvested options do not continue to vest, nor are new awards made, after termination of employment. However, in this instance, the original awards were part of a multiyear program, and ultimate achievement of the goals will be, at least in part, as a result of the base established during the period that Mr. Eller was CEO. As a result, one-half of Mr. Eller’s unvested options were allowed the continued possibility of vesting if the goals are achieved, and one-half of his unvested options were forfeited.

Upon commencement of employment as CEO in June 2006, Mr. Burck received options, the detail of which is set forth in the tables later in this section. A small portion of these options were time-based options which vest over a period of one year, while the majority were performance based options which vest based on several revenue, breakeven and profit related goals. Upon commencement of employment as CEO in December 2006, Mr. Bijou received options, the detail of which is also set forth in the tables later in this section. A small portion of these options were time-based options which vest over a period of one year, while the majority were performance based options which vest based on a goal of modified break-even cash flow from operations in 2007 and several earnings per share targets for 2007 and future years.

For purposes of this discussion of performance based option goals, we consider the goals related to revenue items, modified cash-flow from operations, or earnings per share targets to be part of our confidential strategic plans, and as such we do not disclose the specifics of the goals at this time. In general, our philosophy is to set common goals for all executive officers for all performance-based option grants. However in 2006, given that the existing executive officers were in the midst of a multiyear program and that we hired two new chief executive officers, our goals varied somewhat during the year. Some of the goals set in 2006 were established to take advantage of specific strengths of the executive and others, although different, were similar to existing goals. For example, the concept of breakeven cash flow from operations is very similar to the concept of break-even excluding stock based compensation. We would expect that in normal circumstances, future option grants will be based on common goals for all executive officers.

At the present time, we have no formal policy related to stock ownership for executive officers and in establishing grant levels, we generally do not consider the equity ownership levels of the executive officer, or the existence of fully vested prior awards.

Timing of Option Grants

We do not have a formal written policy related to the timing of option grants; however we do have certain time periods when options are normally granted. At the present time, we do not have any analysts that follow our stock and the release of our quarterly financial reports normally has no impact on the price of our stock. As such, we do not have trading windows, nor do we limit option grants to any sort of windows. There are two normal situations where options are granted. The first would be at the time a new employee, including executive officers, is hired. If a new employee receives options as part of starting employment, those options are granted either at, or shortly after, the employment start date.

The majority of options are performance based awards granted on an annual basis as part of a budgeting/goal setting process. For executive officers, the compensation committee meets annually to establish compensation levels, including salary, bonus, and options, for the year. This meeting normally occurs in the month of December prior to the start of the new year - for example in December 2006 for 2007 compensation. It could, however, occur as early as November or as late as January. For all other employees, the goal setting process starts in December, but since it involves many more distinct goals and many more individuals, it is a longer process and as a result usually is not ready for submission to the Compensation Committee until January or later. All performance based awards for employees other than executive officers are annual awards that must either vest by the end of the calendar year, or they will expire unvested. At the time of the proposed award, we consider whether there are any known upcoming significant events, and have in the past delayed awards as a result of expected positive events.

All option grants for all employees are approved by the compensation committee of Board of Directors. The compensation committee does not delegate any of its powers for granting options to others.

Other Benefits and Perquisites

Since we have not yet reached profitability on a consistent basis, we take a relatively bare-bones approach to benefits for all employees, including executive officers. There are no benefit plans available to executive officers that are not available to all employees. Executive officers participate in the same benefit plans covering other employees. These benefits include limited health and dental insurance, group term life insurance, and limited long-term disability insurance. The only retirement plan that we maintain is a 401K plan funded entirely by employee elective deferrals. We have no company funded retirement plans or deferred compensation plans. We also do not provide any of the perks common at larger companies. The only perk that we provide is an auto allowance. We provide an auto allowance of $1,000 per month to our COO and $500 per month to our CFO. Mr. Eller and Mr. Burck received auto allowances of $750 per month during their tenure as CEO. The amounts paid as auto allowances are considered in setting the overall level of compensation for the executive officer. Mr. Bijou receives no auto allowance, but rather, that was considered in his previously discussed management contract.

Compensation Approval Process

The Compensation Committee of the Board of Directors approves all compensation and awards to executive officers. Regarding most compensation matters, including executive compensation, the CFO in consultation with the CEO, provides recommendations to the Compensation Committee. However, the Compensation Committee does not delegate any of its functions to others in setting compensation. We did not make formal use of any compensation consultants in determining executive compensation levels for any of the executive officers. We do, however, intend to undergo a thorough review of our executive compensation practices in 2007 to insure that our current compensation practices are reasonable and appropriate for our circumstances. We anticipate that this review will include benchmarking against other companies. This review may or may not include an independent analysis by compensation consultants.

As previously discussed, we hired two new CEOs during 2006. In the case of Mr. Burck, we used a search firm, Christian & Timbers. In the course of that search we discussed the compensation of Mr. Eller, our existing CEO, as well as a range of possible compensation for a new CEO. Christian & Timbers indicated that the compensation paid to Mr. Eller fell within the reasonable range. They indicated that the base salary was on the low end of the range; however, when considering the total package, including options, it fell within the normal range. We did not hire Christian & Timbers to perform a specific analysis, nor did we receive any written report or specific recommendations from them. We did however consider their comments in setting the compensation of Mr. Burck. When we hired Mr. Bijou, we had preliminary discussions and meetings about the company, but did not discuss compensation. As a result of those discussions, Mr. Bijou made a proposal to us containing the terms that he was requesting to accept the CEO position. We believed that proposal to be reasonable and accepted the terms. The actual goals associated with the performance based options were the result of negotiation between Mr. Bijou and us and were approved by the Compensation Committee.

Compensation Committee Report

We have reviewed and discussed with management certain Compensation Discussion and Analysis provisions to be included in the Company’s 2006 Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (“2006 Form 10-K/A”). Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Company’s 2006 Form 10-K/A and this proxy statement.

Compensation Committee
Ronald J. Berman, Eddie Lee

SUMMARY COMPENSATION TABLE

The following table sets forth the total cash compensation paid or to be paid, as well as certain other compensation paid or accrued, for services rendered during the fiscal years ended December 31, 2006, 2005 and 2004 by all individuals that served as Chief Executive Officer during 2006, the Chief Financial Officer, all individuals that were Named Executive Officers as of the end of the previous year, and all executive officers whose total annual salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2006 (the "Named Executive Officers"):

Name & Principal Position	Year	Salary	Option Awards (1)	All Other Compensation (6)	Total

Thomas F. Bijou (2)	2006	$ 24,000	$ 663,422	$ 0	$ 687,422
Chief Executive Officer

R.D. Burck (3)	2006	$ 145,833	$ 933,980	$ 4,500	$ 1,084,313
Chief Executive Officer

Marc W. Eller (4)	2006	$ 125,000	$ 135,989	$ 99,500	$ 360,489
Chief Executive Officer	2005	$ 250,000	$ 1,005,430	$ 9,000	$ 1,264,430
	2004	$ 200,000	$ 1,323,660	$ 9,000	$ 1,532,660

Dr. Zvi Yaniv	2006	$ 250,000	$ 265,369	$ 12,000	$ 527,369
Chief Operating Officer	2005	$ 250,000	$ 1,005,430	$ 12,000	$ 1,267,430
	2004	$ 200,000	$ 1,323,660	$ 12,000	$ 1,535,660

Douglas P. Baker	2006	$ 180,000	$ 132,684	$ 6,000	$ 318,684
Chief Financial Officer	2005	$ 180,000	$ 502,715	$ 6,000	$ 688,715
	2004	$ 150,000	$ 694,605	$ 6,000	$ 850,605

John Ruberto (5)	2006	$ 67,500	$ 90,206	$ 80,000	$ 237,706
Vice President	2005	$ 120,000	$ 827,806	$ 0	$ 947,806

(1) Amounts included in the option awards column are calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payments.” The amounts are calculated based on all options granted during the year without regard to whether the options vest or expire. As discussed in the Compensation Discussion and Analysis, the majority of options granted are performance based options associated with specific goals. To the extent that the goals are not achieved, the options do not vest and expire. The amount included for 2004 is based on the number of options awarded to Mr. Eller, Dr. Yaniv, and Mr. Baker of 750,000, 750,000, and 400,000, respectively. For Mr. Eller, 50,000 of those options ultimately vested, 650,000 of those options expired, and 50,000 options are still outstanding, but not yet vested. For Dr. Yaniv, 50,000 of those options ultimately vested, 600,000 of those options expired, and 100,000 options are still outstanding, but not yet vested. For Mr. Baker, 50,000 of those options ultimately vested, 300,000 of those options expired, and 50,000 options are still outstanding, but not yet vested.

The amount included for 2005 is based on the number of options awarded to Mr. Eller, Dr. Yaniv, Mr. Baker, and Mr. Ruberto of 700,000, 700,000, 350,000 and 535,000, respectively. For Mr. Eller, 200,000 of those options ultimately vested and 500,000 of those options expired. For Dr. Yaniv, 200,000 of those options ultimately vested and 500,000 of those options expired. For Mr. Baker, 100,000 of those options ultimately vested and 250,000 of those options expired. For Mr. Ruberto, 235,000 of those options ultimately vested and 300,000 of the options expired. All of the options granted to executive officers in 2004 and 2005 are priced significantly above the current market price of the stock and none of the vested options have been exercised.

None of the options granted in 2006 to Mr. Eller, Mr. Bijou, Dr. Yaniv, or Mr. Baker have vested as of August 7, 2007. The amount included for Mr. Burck for 2006 is based on 600,000 options awarded. A total of 50,000 of these options were vested, 450,000 of these options expired, and 100,000 options are still outstanding, but not yet vested. The amount included in 2006 for Mr. Ruberto is based on changing the vesting terms in 2006 related to 100,000 of the options originally granted in 2005. Without this change in terms, the options would not have vested and would have expired.

(2) Mr. Bijou began employment as CEO on December 1, 2006.

(3) Mr. Burck began employment as CEO on June 1, 2006 and ended employment November 30, 2006.

(4) Mr. Eller was CEO until May 31, 2006 and remained an employee until June 30, 2006. We entered into a consulting contract with Mr. Eller, effective July 1, 2006. The contract called for payments of $10,000 per month through December 2006. In addition, a $35,000 lump sum payment was made to Mr. Eller in December 2006. The “All Other Compensation” column includes $95,000 in 2006 related to this contract. Mr. Eller also received an additional payment on March 1, 2007 of $30,000 for services rendered in 2007.

(5) Mr. Ruberto began employment on May 1, 2005 and ended employment on May 15, 2006. We also entered into a consulting contract with Mr. Ruberto that called for payments of $10,000 per month from May 2006 through April 2007. The “All Other Compensation” column includes $80,000 in 2006 related to this contract.

(6) The “All Other Compensation” column includes the following items. For Mr. Burck, Dr. Yaniv, and Mr. Baker, all amounts for all years represent payment of automobile allowances. For Mr. Eller, payments of $95,000 under a consulting contract in 2006 are included. All other amounts in all years represent payment of an automobile allowance. For Mr. Ruberto, all amounts in this column represent payments under a consulting agreement.

GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards (Shares) (1)			All Other Option Awards Number of Shares Underlying Options	Exercise Price of Option Awards (2)
			Threshold	Target	Maximum

Thomas F. Bijou	11/30/2006	11/27/2006				200,000	$1.19
	11/30/2006	11/27/2006	0	300,000	300,000		$1.19
	11/30/2006	11/27/2006	0	125,000	125,000		$1.19
	11/30/2006	11/27/2006	0	125,000	125,000		$1.19
	11/30/2006	11/27/2006	0	125,000	125,000		$1.19
	11/30/2006	11/27/2006	0	125,000	125,000		$1.19

R.D. Burck	06/01/2006	05/30/2006				100,000	$2.38
	06/01/2006	05/30/2006	0	100,000	100,000		$2.38
	06/01/2006	05/30/2006	0	100,000	100,000		$2.38
	06/01/2006	05/30/2006	0	100,000	100,000		$2.38
	06/01/2006	05/30/2006	0	100,000	100,000		$2.38
	06/01/2006	05/30/2006	0	100,000	100,000		$2.38

Marc W. Eller	11/30/2006	11/27/2006	0	100,000	100,000		$1.19
	11/30/2006	11/27/2006	0	100,000	100,000		$1.19

Dr. Zvi Yaniv	11/30/2006	11/27/2006	0	200,000	200,000		$1.19
	11/30/2006	11/27/2006	0	200,000	200,000		$1.19

Douglas P. Baker	11/30/2006	11/27/2006	0	100,000	100,000		$1.19
	11/30/2006	11/27/2006	0	100,000	100,000		$1.19

John Ruberto	05/16/2006	05/16/2006				100,000	$2.30

(1)	Performance-based option awards that vest upon the achievement of established goals.
(2)	The exercise price of the options are all greater than or equal to the market price on the date of the grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth information concerning the outstanding equity awards held by the Named Executive Officers at December 31, 2006.

	Option Awards
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options
Name	Number Exercisable	Number Unexercisable		Option Exercise Price	Option Expiration Date

Thomas F. Bijou	-	200,000		$1.19	11/30/2016
	-	-	300,000	$1.19	11/30/2016
	-	-	125,000	$1.19	11/30/2016
	-	-	125,000	$1.19	11/30/2016
	-	-	125.000	$1.19	11/30/2016
	-	-	125,000	$1.19	11/30/2016

R.D. Burck	50,000	-		$2.38	06/01/2016
			100,000	$2.38	06/01/2016

Marc W. Eller (1)	200,000	-		$2.73	12/31/2013
	50,000	-		$2.17	12/31/2014
	200,000	-		$2.17	01/01/2015
	4,167	-		$1.39	07/31/2016
	-	-	50,000	$2.93	01/23/2014
	-	-	100,000	$1.19	11/30/2016
	-	-	100,000	$1.19	11/30/2016

Dr. Zvi Yaniv (1)	100,000	-		$0.50	01/11/2009
	30,000	-		$1.50	02/02/2010
	200,000	-		$1.50	06/27/2010
	30,000	-		$0.96	07/28/2013
	250,000	-		$2.73	12/31/2013
	50,000	-		$2.17	12/31/2014
	200,000	-		$2.17	01/01/2015
	-	-	100,000	$2.93	01/23/2014
	-	-	200,000	$1.19	11/30/2016
	-	-	200,000	$1.19	11/30/2016

Douglas P. Baker (1)	30,000	-		$1.50	02/02/2010
	50,000	-		$1.50	06/27/2010
	100,000	-		$0.63	03/02/2011
	100,000	-		$0.92	07/16/2011
	150.000	-		$0.73	12/05/2011
	32,000	-		$0.58	02/12/2012
	13,000	-		$0.96	07/28/2013
	200,000	-		$2.73	12/31/2013
	50,000	-		$2.17	12/31/2014
	100,000	-		$2.17	01/01/2015
	-	-	50,000	$2.93	01/23/2014
	-	-	100,000	$1.19	11/30/2016
	-	-	100,000	$1.19	11/30/2016

John Ruberto	35,000	-		$2.30	05/15/2009
	100,000	-		$2.30	05/15/2009
	50,000	-		$2.30	05/15/2009
	50,000	-		$2.30	05/15/2009

(1)	Includes options still outstanding that were previously transferred by gift and reported by the Named Executive Officer.

OPTION EXERCISE AND STOCK VESTED TABLE

There were no options exercised in 2006 by Named Executive Officers and no restricted stock awards that vested. As such, no table is included.

PENSION BENEFITS TABLE

We maintain no retirement plans covering Named Executive Officers or other employees, except for a 401K plan funded solely by elective employee contributions. As such, no pension benefits table is included.

NON-QUALIFIED DEFERRED COMPENSATION TABLE

We do not maintain any non-qualified deferred compensation plans covering Named Executive Officers or other employees. As such, no deferred compensation table is included.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

None of the named executive officers have employment contracts, and therefore, there are no formal payments due on change in control or other employment termination. Our Amended and Restated 2002 Equity Compensation Plan, which includes all employees, including executive officers, includes a provision which accelerates the vesting of all unvested options upon certain change in control events. Unvested options held by Named Executive Officers as of December 31, 2006, are reflected in the Outstanding Equity Awards at Fiscal Year-End Table included in this proxy statement.

It is our policy to pay severance upon termination when termination is initiated by us and is for other than cause. We have no formal guidelines, but rather each case is handled on an individual basis. Factors considered include position, length of service, reason for termination, possible future relationships, as well as other potential factors. Payments may be made in a lump sum or in periodic installments and are usually accompanied by a severance agreement that includes a release, a non-disparagement clause, and possibly a non-compete agreement. There are no minimum amounts payable to any of the executive officers; however, it is likely that if any of the Named Executive Officers were terminated by the Company for other than cause, payments would be made in connection with that termination.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Option Awards (1)	Total

Chuck Bailey	$ 600	$39,659	$ 40,259

Ronald J. Berman	$ 650	$39,659	$ 40,309

Bradford S. Lamb (2)	$ 50	-	$ 50

Eddie Lee	$ 600	$39,659	$ 40,259

Dr. Robert Ronstadt	$ 400	$39,659	$ 40,059

David R. Sincox (3)	$ 300	$39,659	$ 39,959

(1)	Amounts included in the option awards column are calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-Based Payments.”

(2)	Mr. Lamb was appointed to the Board of Directors on December 1, 2006.

(3)	Mr. Sincox retired as a member of the Board of Directors effective July 31, 2006.

All Directors who are not employees of the Company received $150 per board meeting or committee meeting attended in person, and $50 per telephonic meeting. Reasonable expenses incurred by each Director in connection with his duties as a Director are also reimbursed by Nano-Proprietary.

All of Nano-Proprietary’s outside Directors participate in the Amended and Restated 2002 Equity Compensation Plan, under which Nano-Proprietary may grant stock options to any Director. On July 31, 2006, each of the five outside Directors was granted an automatic grant of 50,000 options under the Amended and Restated 2002 Equity Compensation Plan with an exercise price of $1.39 per share. These grants became exercisable in full on the date of the grant.

All of the Directors have retained the right to pursue additional business activities that are not competitive with the business of Nano-Proprietary, and do not adversely affect their performance as Directors. If, as, and when conflicts of interest arise, the nature of the conflict must be fully disclosed to the Board of Directors, and the person who is subject to the conflict must abstain from participating in any decision that may impact on his conflict of interest. Except for this disclosure and abstention policy, the Directors will not be in breach of any fiduciary duties owed to Nano-Proprietary or the shareholders by virtue of their participation in such additional business activities.

Through 2006, the compensation that we paid to our outside Directors was heavily weighted toward stock based compensation to minimize the amount of cash that we used, and it was designed to compensate the Directors for the risk that they assumed as directors of a public company. The level of 50,000 options per year was set by the Board of Directors in April 2001, and ratified each successive year since then by the compensation committee of the Board of Directors.

In 2007, we reviewed our compensation practices related to our outside Directors and revised our compensation plan. By weighting virtually all the compensation for our Directors to stock based compensation, specifically options, our previous plan limited the ability of our Directors to monetize their compensation without selling Company stock. Since it is frequently not in the best interest of the Company to have its Directors selling stock, we have revised the plan to include a mix of cash and stock and eliminated stock options for outside Directors. All Directors who are not employees of the Company will now be paid a quarterly fee of $3,000 plus 2,500 shares of restricted stock that will vest over a period of one year. The Chairman of the Board, if not an employee, will receive an additional fee of $2,000 per quarter. The chairman of the audit, compensation, and nominating committees will also each receive an additional amount of $1,500 per quarter.

At the same time that we revised our compensation plan for outside Directors, we instituted an ownership requirement for all Directors. Each Director is required to own a minimum of 20,000 shares of our stock. For those Directors that currently own fewer than 20,000 shares, there is no immediate purchase requirement. The Director can allow the restricted shares received as compensation to accumulate to meet the 20,000 share requirement; however no shares can be sold by Director, including shares received as the result of the exercise of options, unless upon completion of the sale, the Director still owns a minimum of 20,000 shares.

ELECTION OF DIRECTORS
(Proposal 1 on Proxy)

The number of Directors authorized by the Company’s Amended and Restated Bylaws, as amended, is currently fixed at no more than nine. Under our current Articles of Incorporation and Bylaws, our Board of Directors is separated into three classes. A shareholder may not cast votes for more than three nominees to Class I of the Board of Directors, three nominees for Class II of the Board of Directors, and three nominees for Class III of the Board of Directors. The Directors to be elected to Class I at the 2007 Annual Meeting of Shareholders are to be elected to hold office until the 2010 annual meeting or until their successors have been appointed or elected and qualified. The Directors to be elected to Class II at the 2007 Annual Meeting of Shareholders are to be elected to hold office until the 2008 annual meeting or until their successors have been appointed or elected and qualified. The Directors to be elected to Class III at the 2007 Annual Meeting of Shareholders are to be elected to hold office until the 2009 annual meeting or until their successors have been appointed or elected and qualified.

As described below, the Board is recommending shareholder approval of proposals to amend our Amended and Restated Articles of Incorporation and Bylaws to eliminate the current classification of our directors. If this proposal is approved by our shareholders, then our Board will be declassified, and all directors will be elected for a one-year term ending at the 2008 annual meeting or until their successors are elected or qualified. If the proposal is not approved, the Directors will serve the terms indicated above, if elected.

The Company’s nominees for election at the 2007 Annual Meeting are as set forth below. If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the Board of Directors may designate.

Vote Required

If a quorum is present and voting at the 2007 Annual Meeting, the nominees for the Board of Directors in each Class receiving a plurality or the highest number of affirmative votes will be elected as members of the Company’s Board of Directors. Votes withheld from any director are counted for purposes of determining the presence of a quorum but have no other legal effect under Texas law.

Board Recommendation

Our Board of Directors unanimously recommends that the shareholders vote FOR the election of each of the nominees to the Board of Directors, which is designated as Proposal No. 1 on the enclosed proxy card.

Nominees

The following table sets forth the name and age of each nominee for Director of the Company at the 2007 Annual Meeting, the principal occupation of each during the past five years, and the period during which each has served as Director of the Company. Except as set forth below, each nominee is currently serving as a Director of the Company.

Name	Principal Occupation During Past Five Years	Age	Director Since

Class I Directors
Howard Westerman
Mr. Westerman is the Chief Executive Officer of JW Operating Company, a privately held energy development and energy services company headquartered in Dallas, Texas. Mr. Westerman joined JW Operating Company in 1978 and became CEO in 1999. Under his leadership as CEO, the Company’s revenues increased from approximately $70 million to a forecast of almost $1 Billion. Mr. Westerman is also a member of the Board of Directors of Peerless Manufacturing Company, a global provider of environmental and separation filtration products, listed on the NASDAQ Global Market Exchange. Mr. Westerman also serves on numerous charitable and community boards.
		54	May 2007

Bradford S. Lamb	Mr. Lamb is currently President of Columbia Power Technologies, a position that he has held since November 2006. Prior to that, from 1993 to 2006, he was President of InteLex Corporation. Prior to InteLex, he spent 10 years with GE Medical systems in various capacities.	46	December 2006

Douglas P. Baker	Mr. Baker is the CFO of the Company and has been with the Company since June 1996. Mr. Baker is a Certified Public Accountant and has both a Bachelors in Business Administration and a Masters in Business Administration. Immediately prior to joining Nano-Proprietary, Inc., Mr. Baker was a divisional controller for MascoTech, Inc. from 1991 to 1996. Mr. Baker also has prior experience in public accounting and as CFO of a privately held company.	50	May 2006

Class II Directors
Dr. Robert Ronstadt
Dr. Ronstadt became Vice President of Technology Commercialization for Boston University in June 2003.  At the same time, he became the Director of Boston University's Technology Commercialization Institute.  He was special advisor to the Chancellor of Boston University from January to May 2003. Prior to that, from 1998 to 2002, he was Director of the IC2 Institute at the University of Texas in Austin and the J. Marion West Chair of Constructive Capitalism. Dr. Ronstadt was a professor of entrepreneurship at the Pepperdine University School of Business Management from 1992 to 1998 and Babson College in Wellesley Massachusetts from 1975 to 1985.  From 1986 to 1992, he was the CEO of a software enterprise.
		65	January 2003

Dr. Zvi Yaniv	Dr. Zvi Yaniv has served as the Company’s President and Chief Operating Officer since July 1996. Dr. Yaniv has degrees in physics, mathematics, and electro-optics as well as a Ph.D. in Physics. Prior to joining the Company, in May 1996, Dr. Yaniv operated a consulting practice and previously was President and CEO of Optical Imaging Systems Inc., a supplier of flat panel color liquid crystal displays to the avionics and defense industries.	61	July 1996

Tracy K. Bramlett	Mr. Bramlett is president of Industrial Hygiene and Safety Technology, Inc. (IHST), a full service industrial hygiene consulting company that he formed in 1987. IHST specializes in Indoor Environmental Quality issues. Prior to forming IHST, Mr. Bramlett was a corporate industrial hygienist for Burlington Northern Railroad.	52	N/A

Class III Directors
Ronald J. Berman	Mr. Berman co-founded BEG Enterprises, Inc. with Marc W. Eller and was its President from 1989 until 1998. Mr. Berman currently is President of R.J. Berman Enterprises, Ltd., a real estate development company, Inergi Fitness, and Walkers Warehouse. Mr. Berman earned a Juris Doctor degree in 1980 from the University of Detroit. Prior to 1989, Mr. Berman was an attorney in private practice.	50	May 1996

Patrick V. Stark	Mr. Stark is an attorney with the firm of Kane Russell Colman and Logan in Dallas. Mr. Stark is a Director at the firm and specializes in corporate finance and securities law, representing clients in a variety of industries.	52	N/A

Thomas F. Bijou	Mr. Bijou has been Chief Executive since December 1, 2006. From 1997 through the present, Mr. Bijou has been Chief Executive Officer of BHM Associates, a company involved in funding and mentoring technology companies. In connection with these BHM activities, Mr. Bijou also served as Chairman of Knowledge Communications, Inc., an early pioneer in the distance learning marketplace. Mr. Bijou began his career at General Electric Company, but left GE in 1982 with several associates to form Tigon Corporation, a voicemail outsourcing company that was sold to Ameritech in 1988.	56	December 2006

AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION TO ELIMINATE THE
CLASSIFICATION OF THE BOARD OF DIRECTORS
(Proposal 2 on Proxy)

The Board has unanimously adopted and now recommends for your approval a proposal to amend our Amended and Restated Articles of Incorporation to eliminate the classification of our Board.

If the proposed amendments to our Amended and Restated Articles of Incorporation and the proposed amendments to our Amended and Restated Bylaws described in Proposal 3 below are approved by our shareholders, the classification of the Board will be eliminated, and the current term of office of each director will end at the 2008 annual meeting of shareholders, or when their respective successors are qualified and elected. Directors will thereafter be elected for one-year terms at each annual meeting of shareholders. Furthermore, any director chosen as a result of a newly created directorship or to fill a vacancy on the Board will hold office until the next annual meeting of shareholders.

If the proposed amendments to both the Amended and Restated Articles of Incorporation and the Bylaws are not approved by shareholders, the Board will remain classified, and the directors elected at the 2007 Annual Meeting will each serve until the terms indicated or their successors are elected and qualified.

The classified Board structure has been in place since for many years. We believe that the classified Board structure has provided us with certain advantages, including continuity and stability in the Board’s leadership and policies. We believe that this structure has facilitated long-term planning and enhanced our ability to implement business strategies. On the other hand, institutional and other investors note that a classified board of directors can make it more difficult for shareholders to change a majority of directors even where a majority of the shareholders are dissatisfied with the performance of incumbent directors. They believe that the election of directors is the primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing these polices.

The Board examined these arguments and, given our commitment to strong corporate governance standards, has determined that the classification of the Board should be eliminated. The proposed amendments will allow shareholders to review and express their opinions on the performance of all directors each year rather than over a three-year period. Because there is no limit to the number of terms an individual may serve, we do not believe that the continuity and stability of the Board’s membership and our policies and long-term strategic planning will be affected.

The text of the proposed amendments to the Amended and Restated Articles of Incorporation is attached as Appendix A to this proxy statement.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the proposed amendments is required to approve the proposed amendments to the Amended and Restated Articles of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

If approved by shareholders, the proposed amendments to the Amended and Restated Articles of Incorporation will be effective only if the proposed amendments to both the Amended and Restated Articles of Incorporation and the Bylaws described in this Proposal 2 and Proposal 3 below are approved by the required vote of shareholders.

AMENDMENT TO AMENDED AND RESTATED BYLAWS TO ELIMINATE THE CLASSIFICATION OF THE
BOARD OF DIRECTORS
(Proposal 3 on Proxy)

The Board has determined and now unanimously recommends for your approval a proposal to repeal the provisions of our Bylaws that provide for the classification of our Board. Our Bylaws currently provide for the classification of our Board into three classes, and, at each annual meeting of shareholders, the members of one class are elected to a three-year term as directors.

If the proposed amendments to the Bylaws and the proposed amendments to the Amended and Restated Articles of Incorporation described in Proposal 2 above are approved by our shareholders, the classification of the Board will be eliminated, and the current term of office of each director will end at the 2008 annual meeting of shareholders, or until their successor is qualified and elected. Directors will thereafter be elected for one-year terms at each annual meeting of shareholders. Furthermore, any director chosen as a result of a newly created directorship or to fill a vacancy on the Board will hold office until the next annual meeting of shareholders. Please refer to Proposal 2 above for more information concerning the Board’s determination to propose to eliminate the classification of the Board, which we incorporate herein by reference.

If the proposed amendments to both the Amended and Restated Articles of Incorporation and Bylaws are not approved by shareholders, the Board will remain classified, and the directors elected at this Annual Meeting will each serve the terms indicated. The text of the proposed amendments to the Bylaws is attached as Appendix B to this proxy statement.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote on the proposed amendments is required to approve the proposed amendments to the Amended and Restated Bylaws.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

If approved by shareholders, the proposed amendments to the Bylaws will be effective only if the proposed amendments to both the Amended and Restated Articles of Incorporation and the Bylaws described in Proposal 2 above and this Proposal 3 are approved by the required vote of shareholders

AMENDMENT TO AMENDED AND RESTATED 2002 EQUITY COMPENSATION PLAN
(Proposal 4 on Proxy)

At the 2007 Annual Meeting, the shareholders will be asked to approve an amendment to our Amended and Restated 2002 Equity Compensation Plan (the “Plan”) in order to increase by 2,000,000 the maximum number of shares of our common stock that may be issued under the Plan. The Plan currently allows up to 8,000,000 shares of common stock to be issued pursuant to the plan.

The Board of Directors believes that in order to successfully attract and retain the best possible candidates, we must continue to offer a competitive equity incentive program. As of December 31, 2006, only 944,965 shares of our common stock remained available for future grant of stock awards under the Plan, a number that the Board of Directors believes to be insufficient to meet our anticipated needs. Therefore, the Board of Directors approved, subject to shareholder approval, an amendment to increase the maximum number of shares of common stock issuable under the Plan by 2,000,000 shares to a total of 10,000,000 shares of our common stock, subject to adjustment upon certain changes in our capital structure. None of these additional shares will be granted to existing Executive Officers or Board Members. These shares will be reserved for employees and new hires.

We believe strongly that the approval of the amendment to the Plan is essential to our continued ability to attract qualified employees. Our employees are one of our most valuable assets. Stock options and other awards such as those provided under the Plan are vital to our ability to attract and retain outstanding and highly skilled individuals. Such awards also are crucial to our ability to motivate employees to achieve our goals. For the reasons stated above the shareholders are being asked to approve the amendment to the Plan. The text of the proposed amendment to the Plan is attached as Appendix C to this Proxy Statement.

The affirmative vote of the holders of a majority of the votes present and voting at the 2007 Annual Meeting is required to approve the proposed amendment to our Amended and Restated 2002 Equity Compensation Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 4.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Set forth below is a report submitted by the Company’s Audit Committee describing the Company’s financial and accounting management policies and practices. The Audit Committee is composed of two directors who are independent within the meaning of NASD Rule 4200(a)(14). The Audit Committee operates under a written charter adopted by the Audit Committee on January 16, 2003.The Audit Committee among other things:

•	recommends to the Board of Directors which firm to engage as the Company’s independent auditors and reviews the independent auditors’ compensation, terms of engagement and independence;

•	meets with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year;

•	reviews the results of each independent audit;

•	considers, with the independent auditors and the Company’s Chief Financial Officer, its senior internal auditing executive, the adequacy of the Company’s internal financial controls;

•	considers major changes and other major questions of choice regarding appropriate auditing and accounting principles and practices to be followed when preparing the Company’s financial statements;

•	reviews the procedures employed by the Company in preparing published financial statements and related management commentaries; and

•	meets periodically with management to review the Company’s major financial risk exposures.

In this context, the Audit Committee hereby reports as follows:

•	it has reviewed and discussed the audited financial statements with the Company’s management;

•	it has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented;

•	it has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented; and

•	it has discussed with the independent auditors their independence.

Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS Charles C. Bailey Bradford S. Lamb

AUDIT AND RELATED FEES

Audit Fees

The aggregate fees billed to the Company by Sprouse & Anderson, L.L.P. for the audit of Nano-Proprietary’s annual financial statements and for the review of the financial statements included in its quarterly reports on Form 10-Q for the Fiscal Years ended December 31, 2006 and 2005 totaled $57,200 and $42,700, respectively.

Audit-Related Fees

Nano-Proprietary did not incur or pay any fees to Sprouse & Anderson, L.L.P., and Sprouse & Anderson, L.L.P. did not provide any services related to audit-related fees in the last two fiscal years.

Tax Fees

There were no fees billed to Nano-Proprietary by Sprouse & Anderson, L.L.P. for services rendered to Nano-Proprietary during the last two fiscal years for tax compliance, tax advice, or tax planning.

 All Other Fees

There were no fees billed to Nano-Proprietary by Sprouse & Anderson, L.L.P. for services rendered to Nano-Proprietary during the last two fiscal years, other than the services described above under “Audit Fees.”

It is the audit committee’s policy to pre-approve all services provided by Sprouse & Anderson, L.L.P. All services provided by Sprouse & Anderson, L.L.P. during the years ended December 31, 2006 and 2005 were pre-approved by the audit committee.

As of the date of this filing, Nano-Proprietary current policy is to not engage Sprouse & Anderson, L.L.P. to provide, among other things, bookkeeping services, appraisal or valuation services, or internal audit services. The policy provides that Nano-Proprietary engage Sprouse & Anderson, L.L.P. to provide audit, tax, and other assurance services, such as review of SEC reports or filings.

 The Audit Committee considered and determined that the provision of the services other than the services described under “Audit Fees” is compatible with maintaining the independence of the independent auditors.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
(Proposal 5 on Proxy)

The Board of Directors has selected Sprouse & Anderson, L.L.P. as the independent public accountants of the Company for the fiscal year ending December 31, 2007. Sprouse & Anderson, L.L.P. served in such capacity for the previous fiscal year. A representative of Sprouse & Anderson, L.L.P. will be present at the 2007 Annual Meeting, will be given the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.

In the event ratification by the shareholders of the appointment of Sprouse & Anderson, L.L.P. as the Company’s independent public accountants is not obtained, the Board of Directors will reconsider such appointment.

  Vote Required

The affirmative vote of a majority of the votes present and voting at the 2007 Annual Meeting is required for approval of this proposal.

Board Recommendation

Our Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Sprouse & Anderson, L.L.P. as the Company’s independent public accountants for the fiscal year ending December 31, 2007.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

Certain shareholders who share an address are being delivered only one copy of this proxy statement and the Company’s 2006 Annual Report on Form 10-K/A unless the Company or one of its mailing agents has received contrary instructions.

 Upon the written or oral request of a shareholder at a shared address to which a single copy of the Company’s proxy statement and 2006 Annual Report on Form 10-K/A was delivered, we will promptly deliver a separate copy of such documents to such shareholder. Written requests should be made to Nano-Proprietary, Inc., Attention: Chief Financial Officer, 3006 Longhorn Boulevard, Suite 107, Austin, Texas 78758 and oral requests may be made by calling Olga Tikhonski at (512) 339-5020, ext. 100. In addition, if such shareholder wishes to receive a separate copy of the Company’s proxy statement and annual report in the future, such shareholder should notify the Company either in writing addressed to the foregoing address or by calling the foregoing telephone number.

 Shareholders sharing an address who are receiving multiple copies of the Company’s proxy statements and annual reports may request delivery of a single copy of such proxy statements and annual reports by writing to the address above or calling the telephone number above.

  SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Proposals of shareholders that are intended for inclusion in the Company’s proxy statement relating to its 2008 annual meeting of shareholders must be received by the Company at its offices at 3006 Longhorn Boulevard, Suite 107, Austin, Texas 78758, not later than March 31, 2008, and must satisfy the conditions established by the Securities and Exchange Commission for shareholder proposals in order to be included in the Company’s proxy statement for that meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities of Exchange Act of 1934 requires Nano-Proprietary’s officers, Directors, and persons who beneficially own more than 10 % of a registered class of Nano-Proprietary’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors, and beneficial owners of more than 10% of Nano-Proprietary’s common stock are required by the Securities and Exchange Commission regulations to furnish Nano-Proprietary with copies of all Section 16(a) forms that they file.

Based solely on review of the copies of such reports furnished to us, or written representations that no reports were required, we believe that for the period from January 1, 2006 through December 31, 2006, all Officers, Directors, and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them.

TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with the recommendation of the Board of Directors, or, if no recommendation is give, in their own discretion.

FORM 10-K/A

Upon written request, we will mail, without charge, a copy of our annual report on Form 10-K/A for the fiscal year ended December 31, 2006, including the financial statements, schedules, and list of exhibits. Requests should be sent to us at 3006 Longhorn Blvd., Suite 107, Austin, TX 78758, Attn: Douglas P. Baker, Chief Financial Officer. The annual report on Form 10-K/A is also available at www.nano-proprietary.com.

By Order of the Board of Directors, /s/ Thomas F. Bijou Thomas F. Bijou Chief Executive Officer

Austin, Texas
August 7, 2007

APPENDIX A

AMENDMENT TO AMENDED AND RESTATED ARTICLES OF INCORPORATION ELIMINATING CLASSIFICATION OF BOARD OF DIRECTORS

Article Seven of the Amended and Restated Articles of Incorporation of Nano-Proprietary, Inc., a Texas corporation, shall be amended by deleting Article Seven (d) and replacing it in its entirety as follows:

“(d) The Board of Directors shall consist of one class of Directors. A Director shall hold office until the next annual meeting and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled only by action of majority of the Board of Directors then in office, provided that a quorum is present. Any other vacancy occurring in the Board of Directors may be filled only by action of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.”

A-1

APPENDIX B

AMENDMENT TO AMENDED AND RESTATED BYLAWS ELIMINATING CLASSIFICATION OF BOARD OF DIRECTORS

Article III, Section 1. of the Amended and Restated Bylaws of Nano-Proprietary, Inc., a Texas corporation, shall be amended by deleting it and replacing it in its entirety as follows:

“Section 1. Number and Classification of Board of Directors. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Company and do all such lawful acts and things as are not by law or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders of the Company. Pursuant to Article Seven of the Company's Articles of Incorporation, the total number of Directors constituting the entire Board of Directors shall not be less than three (3) nor more than nine (9), with the then-authorized number of Directors being fixed from time to time solely by or pursuant to a resolution passed by the Board of Directors. The Directors shall all serve in one class.

Directors need not be shareholders of the Company. All Directors shall be elected in accordance with the procedures specified in the Company's Articles of Incorporation, and each Director so elected shall hold office for a term of one year and until his or her successor is duly elected and qualified, or until his or her earlier resignation or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.”

B-1

APPENDIX C

AMENDMENT TO AMENDED AND RESTATED
2002 EQUITY COMPENSATION PLAN

Article 3.5 of the Amended and Restated 2002 Equity Compensation Plan of Nano-Proprietary, Inc., a Texas Corporation shall be amended by deleting Article 3.5 and replacing it in its entirety as follows:

“3.5    Subject to adjustment as provided in Plan Section 3.10, the aggregate number of shares of Stock which are available for issuance pursuant to Awards under the Plan shall be Ten Million (10,000,000) shares of Stock. Such shares of Stock shall be made available from authorized and unissued shares. If, for any reason, any shares of Stock awarded or subject to purchase under the Plan are not delivered or purchased, or are reacquired by the Company, for reasons including, but not limited to, a forfeiture of Restricted Stock or termination, expiration or cancellation of a Stock Option, such shares of Stock shall not be charged against the aggregate number of shares of Stock available for issuance pursuant to Awards under the Plan and shall again be available for issuance pursuant to Award under the Plan. If the exercise price and/or withholding obligation under a Stock Option is satisfied by tendering shares of Stock to the Company (either by actual delivery or attestation), only the number of shares of Stock issued net of the share of Stock so tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for issuance under the Plan.”

C-1

NANO-PROPRIETARY, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS OF NANO-PROPRIETARY, INC.
FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 11, 2007

The undersigned shareholder(s) of Nano-Proprietary, Inc., a Texas corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated August 7, 2007. The undersigned hereby appoints THOMAS F. BIJOU and DOUGLAS P. BAKER, or either of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of the common stock that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Nano-Proprietary, Inc., to be held at the Addison Conference Center, 15650 Addison Road, Addison, TX 75001, on Tuesday, September 11, 2007 at 10:00 a.m. Central Daylight Time, and at any adjournments thereof, upon the matters set forth and more fully described in the Notice and Proxy Statement for said Annual Meeting and upon all other matters that may properly come before said Annual Meeting.

☒  PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED “FOR“ PROPOSALS 1, 2, 3, 4, AND 5, AND ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AS RECOMMENDED BY THE BOARD OF DIRECTORS, OR IF NO RECOMMENDATION IS GIVEN, IN THE PROXIES OWN DISCRETION.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

FOR THE NOMINEES LISTED (EXCEPT AS INDICATED BELOW)	WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED
1. ELECTION OF DIRECTORS:
Class I - Bradford S. Lamb, Howard Westerman, Douglas P. Baker
Class II - Dr. Robert Ronstadt, Dr. Zvi Yaniv, Tracy K. Bramlett
Class III - Ronald J. Berman, Patrick V. Stark, Thomas F. Bijou
☐	☐
Instruction: To withhold authority to vote for any nominee, write that nominee’s name(s) in this space:

CONTINUED ON REVERSE SIDE

	FOR	AGAINST	ABSTAIN
2. TO APPROVE THE AMENDMENT TO AMEND THE AMENDED AND RESTATED ARTICLES OF INCORPORATION TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS	☐	☐	☐
3. TO APPROVE THE AMENDMENT TO AMEND THE AMENDED AND RESTATED BYLAWS TO ELIMINATE THE CLASSIFICATION OF THE BOARD OF DIRECTORS	☐	☐	☐
4. TO APPROVE THE AMENDMENT TO AUTHORIZE AN ADDITIONAL 2,000,000 SHARES UNDER THE AMENDED AND RESTATED 2002 EQUITY COMPENSATION PLAN	☐	☐	☐
5. TO APPROVE THE APPOINTMENT OF SPROUSE & ANDERSON, L.L.P. AS AUDITOR FOR FISCAL YEAR 2007	☐	☐	☐
MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING ☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT ☐

Each shareholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by our Corporate Secretary, at or prior to the Annual Meeting, of either (i) an instrument revoking the proxy or (ii) a duly executed proxy bearing a later date. Additionally, a shareholder may change or revoke a previously executed proxy by attending the Annual Meeting and requesting to vote in person. Attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dated:________________________________________

_____________________________________________
Signature

_____________________________________________
Signature, if held jointly

Important: Please sign exactly as name appears on this proxy.
When signing as Attorney, executor, trustee, guardian, corporate officer, etc., please indicate full title. Both joint tenants must sign.